U.S. SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20549


                           FORM 8-K

                        CURRENT REPORT

               Pursuant to Section 13 or 15(d) of
               the Securities Exchange Act of 1934


                   Date of Report: June 20, 1997

                       DETOUR MAGAZINE, INC.
             f/k/a ICHI-BON INVESTMENT CORPORATION
     (Exact name of registrant as specified in its charter)


                            COLORADO
          (State or other jurisdiction of incorporation)


     0-25388                            84-1156459
(Commission File No.)                 (IRS Employer
                                   Identification No.)

201 N. Service Road
Melville, N.Y.                                        11747
(Address of principal executive offices)            (Zip code)


Registrant's telephone number, including area code: (516) 423-9300

Item 1(a). Change in Control of Registrant.

     Effective June 6, 1997, pursuant to a definitive agreement (attached hereto and incorporated herein as Exhibit 2.0) (the "Agreement") Ichi-Bon Investment Corporation (the "Company") acquired all of the issued and outstanding securities of Detour, Inc. ("Detour"), a California corporation. The terms of the transaction involved the Company issuing an aggregate of 4,500,000 shares of its "restricted" common stock to the former shareholders of Detour in exchange for all of the issued and outstanding stock of the Company. Detour did not survive the transaction. The Company also changed its name to "Detour Magazine, Inc."

     Pursuant to the terms of the Agreement the Company's officers and directors, Cheryl L. Okizaki, Wallace S. Westwood and Charles
A. Arnold resigned their respective positions in the Company and the following persons were appointed as new officers and/or directors of the Company:

           NAME                             OFFICE
     -----------------            ----------------------------
     Edward T. Stein              Chairman of Board, Chief
                                  Financial Officer, Director
     James Turner                 President, Director
     Luis Barajas                 Corp. Secretary, Director
     Lorraine Rasmussen           Director

     The percentage of voting securities of the Company now beneficially owned directly or indirectly by the entity who acquired control and the identity of the entities who acquired control are as follows:

                                                        Percent
Name of                     Amount and Nature of           of
Beneficial Owner            Beneficial Ownership         Class
----------------            --------------------        -------
Edward T. Stein                   3,847,500                77%
201 N. Service Rd.
Suite 100
Melville, N.Y. 11747

James Turner                        101,250                 2%
2736 Jalmia Drive
Los Angeles, CA 90046

Luis Barajas                        101,250                 2%
2736 Jalmia Drive
Los Angeles, CA 90046

Lorraine Rasmussen                      -0-                 -
1800 Century Park East
Suite 600
Los Angeles, CA 90067

                                                                2


                                                        Percent
Name of                     Amount and Nature of           of
Beneficial Owner            Beneficial Ownership         Class
----------------            --------------------        -------

All Directors                     4,050,000                81%
and Officers as a
Group (4 persons)


Item 2.  Acquisition or Disposition of Assets.

     Effective June 6, 1997, the Company acquired all of the issued and outstanding securities of Detour, consisting of 9,330,760 shares of common stock, par value $.001 per share. The nature and amount of consideration given in connection with the agreement was the issuance of 4,500,000 shares of "restricted" common stock of the Company to the former Detour shareholders. The consideration given and received was determined by arms-length negotiations between the principals of the Company and principals of Detour. No material relationship existed or presently exists between management of the companies.

     Detour is engaged in publishing and distribution, on an international basis, of a monthly magazine entitled Detour, which includes advertisements and articles relating to fashion, contemporary music and entertainment and social issues. Management describes the magazine as an "urban, avant-garde" publication. It derives its revenues primarily from advertising. The Company maintains offices in both Los Angeles and New York.

     Historically, the magazine has been published monthly, with the exception of the issues for January/February and July/August, for which one issue was published. However, management intends to issue 12 magazines on a monthly basis in the future.

     The magazine has been, in general, approximately 112 to 120 pages in length, comprised of about 30 to 45 pages of advertising, with the balance in editorial pages. This reflects the limited, but growing, advertising base which typifies new publications. While no assurances can be provided, management anticipates that the Company will increase the number of advertising pages (as well as increase the advertising revenue per page) in the near future.

Item 4.  Changes in Registrant's Certifying Accountant.

     On June 6, 1997, Kish, Leake & Associates, P.C., the Registrant's independent accountant for the Registrant's two most recent fiscal years, resigned. The Registrant's financial statements for the last two years prepared by Kish, Leake & Associates, P.C., contained no adverse opinion or disclaimer of opinion, or was qualified as to uncertainty, audit scope, or accounting principles.

     Also on June 6, 1997, the Registrant engaged the accounting firm of Marcum & Kliegman LLP, independent public accountants, to audit the Registrant's fiscal year ended October 31, 1997, as well as future financial statements, to replace the firm of Kish, Leake

& Associates, P.C., which was the principal independent public accountant as reported in the Registrant's Form 10-KSB for the fiscal year ended December 31, 1996, as filed with the Securities & Exchange Commission. This change in independent accountants was approved by the Board of Directors of the Registrant.

     There were no disagreements within the last two fiscal years and subsequent periods with Kish, Leake & Associates, P.C., on any matter of accounting principles or practices, financial statement disclosure, or auditing scope of procedure, which disagreement(s), if not resolved to the satisfaction of Kish, Leake & Associates, P.C., would have caused that firm to make reference in connection with its reports to the subject matter of the disagreement(s) or any reportable events.

     The Registrant has requested that Kish, Leake & Associates, P.C., furnish it with a letter addressed to the Commission stating whether it agrees with the above statements. A copy of such letter, dated June 6, 1997, is filed as Exhibit 16 to this Form 8-K.

Item 5.  Other Events

     Effective June 6, 1997, the Company issued options to purchase an aggregate of 2,000,000 shares of its common stock in favor of Anchor Capital Management, Ltd. ("Anchor"), a corporation organized under the laws of the Turks & Caicos Islands, with its principal place of business located at Suite D18, Market Place, Providenciales, Turks and Caicos Islands, B.W.I. The Company has relied upon the exemption from registration provided under Regulation S, as promulgated under the Securities Act of 1933, as amended, in issuing said options, as well as in expectation of Anchor exercising all or any portion of its options.

     In consideration for the issuance of the stock options referenced above, the Company received consideration totalling
$20,000 (US). The exercise price of each option was established at $1.50 per share, pursuant to arms length negotiations between management of the Company and Anchor.

Item 6.  Resignation of Registrant's Directors.

     Cheryl L. Okizaki, Wallace S. Westwood and Charles A. Arnold resigned as officers and directors of the Company, as applicable, effective June 6, 1997, all of whom constituted the complete Board of Directors of the Company as of said date.

Item 7(a) and 7(b). Financial Statements and Pro Forma Financial
Statements

     The audited financial statements of Detour for the fiscal years ended December 31, 1996 and 1995 are attached hereto. The Registrant hereby undertakes to file an amendment to this Form 8-K within sixty (60) days from the date of this filing, to include the unaudited financial statements of Detour for the three (3) month periods ended March 31, 1997 and 1996.

Item 7(c).  Exhibits.

     Number          Exhibit
     ------          --------------------------------------------
      2.0            Agreement and Plan of Reorganization between
                     the Company and Detour, Inc.

     16.0            Letter of Resignation of Registrant's
                     independent certified accountant, Kish, Leake & Associates, P.C.

     27.0            Financial Data Schedule

                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934 the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   DETOUR MAGAZINE, INC.



                                   By:/s/ James Turner
                                      ---------------------------
                                      James Turner,
                                      President

Dated:  June 20, 1997

                          DETOUR, INC.
                        DETOUR MAGAZINE


        FINANCIAL STATEMENTS AND SUPPLEMENTARY INFORMATION


            For the Year Ended December 31, 1996 and
For the Period January 11, 1995 (Inception) Through December 31, 1995

                          DETOUR, INC.
                        DETOUR MAGAZINE


                           CONTENTS



                                                             Page

INDEPENDENT AUDITORS' REPORT                                    1



FINANCIAL STATEMENTS

  Balance Sheets                                              2-3
  Statements of Operations                                      4
  Statements of Accumulated Deficits                            5
  Statements of Cash Flows                                    6-7


NOTES TO FINANCIAL STATEMENTS                                8-13


INDEPENDENT AUDITORS' REPORT ON
 SUPPLEMENTARY INFORMATION                                     14

  Schedules of Cost of Sales                                   15
  Schedules of Selling, General and Administrative Expenses    16

                        Marcum & Kliegman LLP
              ------------------------------------------
              Certified Public Accountants & Consultants
              A Limited Liability Partnership Consisting
                     of Professional Corporations

                     INDEPENDENT AUDITORS' REPORT

To the Board of Directors of
Detour, Inc. Detour Magazine


We have audited the accompanying balance sheets of Detour, Inc. Detour Magazine as of December 31, 1996 and 1995, and the related statements of operations, accumulated deficit and cash flows for the year ended December 31, 1996 and the period January 11, 1995 (inception) through December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Detour, Inc. Detour Magazine as of December 31, 1996 and 1995 and, the results of its operations and its cash flows for the year ended December 31, 1996 and for the period January 11, 1995 (inception) through December 31, 1995 in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As shown in Note 11 to the financial statements, the Company incurred a net loss of $825,828 for the year ended December 31, 1996, and, as of that date, had a working capital deficiency of $1,516,529 and a stockholders' deficiency of $1,348,124. Those conditions raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                   s/Marcum & Kliegman LLP

February 7, 1997

      130 Crossways Park Drive - Woodbury, New York 11797-2027
                Tel 516-390-1000 - Fax 516-390-1001
           Woodbury           New York           Greenwich

                          DETOUR, INC.
                        DETOUR MAGAZINE

                        BALANCE SHEETS

                   December 31, 1996 and 1995



                             ASSETS




                                               1996        1995
                                             --------    --------
CURRENT ASSETS
  Accounts receivable, less allowance
    for doubtful accounts of $30,000
    and $25,000, respectively                $174,079    $267,897
  Loan receivable, officer                     52,241         -0-
  Prepaid expenses and other current assets    36,778      76,972
                                             --------    --------

     Total Current Assets                     263,098     344,869


PROPERTY AND EQUIPMENT, net                   148,885     158,684


OTHER ASSETS
  Security deposits                            19,520      19,335
                                             --------    --------

     TOTAL ASSETS                            $431,503    $522,888
                                             ========    ========


     The accompanying notes are an integral part of these financial statements.



                          DETOUR, INC.
                        DETOUR MAGAZINE

                         BALANCE SHEETS

                  December 31, 1996 and 1995



           LIABILITIES AND STOCKHOLDERS' DEFICIENCY


                                               1996       1995
                                           ----------  ----------
CURRENT LIABILITIES
 Cash overdraft                            $   23,062  $   22,684
 Accounts payable and accrued expenses        500,751     413,995
 Unexpired subscriptions                       25,664      15,720
 Note payable                                 190,000     300,000
 Due to stockholder                            28,590         -0-
 Note payable stockholder                     932,313     932,313
 Interest payable stockholder                  79,247      60,679
                                           ----------  ----------

     Total Current Liabilities              1,779,627   1,745,391


COMMITMENTS AND CONTINGENCIES


STOCKHOLDERS' DEFICIENCY
 Common stock, $.001 par value,
  100,000,000 shares authorized,
  9,365,760 and 8,445,000 shares
  issued and outstanding in 1996
  and 1995, respectively                        9,366       8,445
 Additional paid-in capital                   855,161     155,875
 Accumulated deficit                       (2,212,651) (1,386,823)
                                           ----------  ----------

     TOTAL STOCKHOLDERS' DEFICIENCY        (1,348,124) (1,222,503)
                                           ----------  ----------

     TOTAL LIABILITIES AND
       STOCKHOLDERS' DEFICIENCY            $  431,503  $  522,888
                                           ==========  ==========


     The accompanying notes are an integral part of these financial statements.


                          DETOUR, INC.
                        DETOUR MAGAZINE

                    STATEMENTS OF OPERATIONS

           For the Year Ended December 31, 1996 and
For the Period January 11, 1995 (Inception) Through December 31, 1995





                                           1996           1995
                                        ----------    -----------
SALES                                   $2,736,207    $ 1,852,288


COSTS OF SALES                           1,976,067      1,909,468
                                        ----------    -----------

     GROSS PROFIT (LOSS)                   760,140        (57,180)


SELLING, GENERAL AND ADMINISTRATIVE
 EXPENSES                                1,465,403      1,261,464
                                        ----------    -----------

     OPERATING LOSS                       (705,263)    (1,318,644)


OTHER EXPENSE
  Interest expense                        (120,565)       (68,179)
                                        ----------    -----------

     NET LOSS                           $ (825,828)   $(1,386,823)
                                        ==========    ===========


     The accompanying notes are an integral part of these financial statements.


                          DETOUR, INC.
                        DETOUR MAGAZINE

               STATEMENTS OF ACCUMULATED DEFICIT

           For the Year Ended December 31, 1996 and
For the Period January 11, 1995 (Inception) Through December 31, 1995








                                       1996            1995
                                   -----------      -----------
ACCUMULATED DEFICIT - Beginning    $(1,386,823)     $       -0-


Net Loss                              (825,828)      (1,386,823)
                                   -----------      -------------


ACCUMULATED DEFICIT - Ending       $(2,212,651)     $(1,386,823)
                                   ===========      ===========


     The accompanying notes are an integral part of these financial statements.


                          DETOUR, INC.
                        DETOUR MAGAZINE

                    STATEMENTS OF CASH FLOWS

              For the Year Ended December 31, 1996 and
For the Period January 11, 1995 (Inception) Through December 31, 1995

                                             1996         1995
                                          ---------    -----------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss                                $(825,828)   $(1,386,823)
                                          ---------    -----------
  Adjustments to reconcile net loss to
   net cash used in operating activities:

    Depreciation                             33,093         27,003
    Increase in bad debt reserve              5,000         25,000
    Decrease (increase) in
     accounts receivable                     88,818       (175,564)
    Decrease (increase) in prepaid expenses
     and other assets                        40,009        (90,307)
    Increase in accounts payable and
     accrued expenses                        86,756        231,345
    Increase in unexpired subscriptions       9,944         15,720
    Increase in interest payable,
     stockholder                             18,568         60,679
                                          ---------    -----------
    TOTAL ADJUSTMENTS                       282,188         93,876
                                          ---------    -----------
    NET CASH USED IN OPERATING ACTIVITIES  (543,640)    (1,292,947)
                                          ---------    -----------
CASH FLOWS FROM INVESTING ACTIVITIES
  Purchase of fixed assets, net             (23,294)       (58,130)
  Loan to officer                           (52,241)           -0-
                                          ---------    -----------
    NET CASH USED IN INVESTING ACTIVITIES   (75,535)       (58,130)
                                          ---------    -----------

CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds of note payable                  190,000        300,000
  Principal repayments of note payable     (300,000)           -0-
  Proceeds from stockholder advances
   and note payable                          28,590        932,313
  Capital contributed upon inception            -0-         34,080
  Proceeds from additional paid-in capital      -0-         62,000
  Net proceeds from issuance of
   common stock                             700,207            -0-
                                          ---------    -----------
     NET CASH PROVIDED BY FINANCING
      ACTIVITIES                          $ 618,797    $ 1,328,393
                                          ---------    -----------

     The accompanying notes are an integral part of these financial statements.


                          DETOUR, INC.
                        DETOUR MAGAZINE

                STATEMENTS OF CASH FLOWS, Continued

              For the Year Ended December 31, 1996 and
For the Period January 11, 1995 (Inception) Through December 31, 1995




                                        1996             1995
                                     ----------      -----------
     NET DECREASE IN CASH            $     (378)     $   (22,684)


CASH (OVERDRAFT) - Beginning            (22,684)             -0-
                                     ----------      -----------

CASH (OVERDRAFT) - Ending            $  (23,062)     $   (22,684)
                                     ==========      ===========

SUPPLEMENTAL DISCLOSURES OF NONCASH INVESTING AND FINANCING
 ACTIVITIES

     During 1995, the Company received the following noncash assets as contributed capital to the Company:

     Accounts receivable                               $117,333
     Prepaid expenses                                     3,000
     Security deposits                                    3,000
     Property and equipment                             127,557
     Accounts payable                                  (182,650)
                                                       --------
          Net Capital Contribution                     $ 68,240
                                                       ========


     The accompanying notes are an integral part of these financial statements.


                          DETOUR, INC.
                         DETOUR MAGAZINE

                  NOTES TO FINANCIAL STATEMENTS

NOTE 1 - Summary of Significant Accounting Policies

     Nature of Business
     Detour, Inc. Detour Magazine (the "Company") is in the business of publishing a national fashion and entertainment magazine. The Company derives its revenue primarily from advertising. The Company maintains office locations in Los Angeles and New York City.

     Prior to its incorporation on January 11, 1995, the Company had been operating as a sole proprietorship. Upon incorporation, assets and liabilities with a net value of and $102,320 were contributed to the Company.


     Property and Equipment
     Property and equipment is stated at cost. Maintenance and repairs are charged to expense as incurred; costs of major additions and betterments are capitalized. When property and equipment is sold or otherwise disposed of, the cost and related accumulated depreciation are eliminated from the accounts and any resulting gain or loss is reflected in income.


     Depreciation
     Depreciation is provided for on the straight-line and accelerated methods over the estimated useful lives of the related assets.


     Advertising Costs
     Advertising costs are expensed as incurred.


     Use of Estimates in the Financial Statements
     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


     Unexpired Subscriptions
     Unexpired subscriptions represent unearned subscription revenue, which is recognized as income on a monthly basis over the life of the individual subscriptions.

                          DETOUR, INC.
                         DETOUR MAGAZINE

                  NOTES TO FINANCIAL STATEMENTS

NOTE 2 - Property and Equipment

     Property and equipment at December 31, 1996 and 1995 consists of the following:

                                                      Estimated
                                  1996       1995    Useful Lives
                                --------  --------   ------------
     Office equipment           $131,229  $111,938     5-7 years
     Furniture and fixtures       55,800    53,296     5-7 years
     Leasehold improvements       20,453    20,453    39.5 years
                                --------  --------
                                 207,482   185,687
     Less:  accumulated
      depreciation                58,597    27,003
                                --------  --------
          Property and
           Equipment, net       $148,885  $158,684
                                ========  ========

     Depreciation expense for the year ended December 31, 1996 and the period January 11, 1995 (inception) through December
     31, 1995 was $33,093 and $27,003, respectively.


NOTE 3 - Accounts Receivable

     On October 17, 1996, the Company entered into a factoring agreement with a finance company which acts as the factor for the majority of the Company's accounts receivable. The receivables are purchased at a discount of 9% on a preapproved, nonrecourse basis. The Company's obligation to the factor is secured by substantially all of the Company's assets. At December 31, 1996 there were no outstanding receivables from the factor.


NOTE 4 - Loan Receivable, Officer

     Loan receivable, officer represents noninterest-bearing advances to an officer/ stockholder during 1996 and are expected to be repaid in full in 1997.


NOTE 5 - Note Payable

     During 1996 the Company borrowed $190,000 as evidenced by a note payable which bears interest at 12% payable in quarterly installments. The note is due on demand and is personally guaranteed by one of the Company's stockholders.

                          DETOUR, INC.
                         DETOUR MAGAZINE

                  NOTES TO FINANCIAL STATEMENTS

NOTE 5 - Note Payable, continued

     During 1995 the Company obtained a $300,000 note payable from JCM Capital Corp. originally due January 15, 1996 and extended through June 15, 1996. The note bears interest at 12%, payable upon the expiration of the note. The note is also collateralized by the accounts receivable of the Company and personally guaranteed by one of its stockholders. During 1996 the note in the amount of $300,000 was fully repaid.


NOTE 6 - Due to Stockholder

     This balance represents advances from a stockholder of the Company, which is noninterest-bearing and has no definitive repayment terms.


NOTE 7 - Note Payable, Stockholder

     A stockholder of the Company advanced funds in the amount of $932,313 to the Company during 1995. This amount was converted to a demand note (the "note"), bearing interest at 12% per annum calculated on the average monthly outstanding balance. On August 14, 1996 this note was assigned by the stockholder to JCM Capital Corp. The note is secured by substantially all the assets of the Company and is subordinated to the Company's accounts receivable factor (see Note 3) in accordance with the Company's factoring agreement.

     At December 31, 1996 and 1995 $932,313 was outstanding under this note.


NOTE 8 - Income Taxes

     The Company recognizes deferred tax assets for the future tax effect of net operating loss carryforwards. A valuation allowance is provided if it is unlikely that some portion or all of the deferred tax assets will not be realized. Management concluded a valuation allowance was appropriate at December 31, 1996 and 1995 due to an operating loss incurred. The need for the valuation allowance is evaluated periodically by management.

                          DETOUR, INC.
                         DETOUR MAGAZINE

                  NOTES TO FINANCIAL STATEMENTS

NOTE 8 - Income Taxes, continued

     The components of deferred tax assets at December 31, 1996 and 1995 are as follows:

                                              1996         1995
                                            --------     --------
     Federal                                $435,166     $270,000
     State                                   195,824      121,500
                                            --------     --------

          Total Deferred Tax Assets          630,990      391,500

     Less:  valuation allowances             630,990      391,500
                                            --------     --------

          Deferred Tax Asset,
           Net of Valuation Allowances      $    -0-     $    -0-
                                            ========     ========

     Operating loss carryforward which may provide future tax benefits approximate $2,175,828 at December 31, 1996. The operating loss carryforward expires through 2010.


NOTE 9 - Commitments and Contingencies

     Leasing Arrangements
     The Company conducts its operations from two facilities that are leased under a five year and a three year noncancelable operating lease expiring in October 1999 and January 1998, respectively. The Company's per annum rent on one of its locations will increase by a percentage of any increase in real estate taxes and water and sewer charges in excess of the base year amount on that location. The Company is leasing two automobiles under three year noncancelable agreements expiring December 1997 and January 1998.


     Certain operating leases provide renewable options at their fair rental value at the time of renewal. In the normal course of business, operating leases are generally renewed or replaced by other leases.

                          DETOUR, INC.
                         DETOUR MAGAZINE

                  NOTES TO FINANCIAL STATEMENTS

NOTE 9 - Commitments and Contingencies, continued

     Leasing Arrangements, continued

     Minimum future rental payments under noncancelable operating leases as of December 31, 1996 for each of the next three years and in the aggregate are as follows:

                 Year Ending
                 December 31,            Amount
                 ------------           --------
                     1997               $124,560
                     1998                 83,020
                     1999                 67,100
                                        --------
                         Total          $274,680
                                        =========


NOTE 10 - Stock Offering

     During 1996, the Company raised $700,207 (net of expenses) of capital through a securities offering. The Company issued 5,000 units at $5 per unit, each unit consists f share common stock, 99 Class A Warrants and 13 Class B
     Warrants. Each Class A Warrant entitled the holder to purchase one additional share at a price of $1.95 per share and each Class B Warrant entitled the holder to purchase one share at .15 cents per share. The offering price was determined arbitrarily by the Company, and bears no relationship to book value, earning assets or any other criteria of value.

     As a result of this offering, 520,760 shares of common stock were purchased by investors raising $700,207 (net of expenses). The Company also issued in connection with this offering 400,000 shares of restricted common stock to the lead underwriter (the "underwriter") for services rendered as the lead underwriter. The shares issued to the underwriter were considered to have no value by the Company given the restrictions placed on the shares and the financial condition of the Company.


NOTE 11 - Going Concern Uncertainty

     As shown in the accompanying financial statements, the Company incurred a net loss of $825,828 during the year ended December 31, 1996 and $1,386,823 during the period January 11, 1995 (inception) through December 31, 1995. As of December 31, 1996,

                          DETOUR, INC.
                         DETOUR MAGAZINE

                  NOTES TO FINANCIAL STATEMENTS

NOTE 11 - Going Concern Uncertainty, continued

     the Company's current liabilities exceeded its current assets by $1,516,529 and its total liabilities exceeded its total assets by $1,348,124. These conditions raise substantial doubt about the Company's ability to continue as a going concern. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                        Marcum & Kliegman LLP
              ------------------------------------------
              Certified Public Accountants & Consultants
              A Limited Liability Partnership Consisting
                     of Professional Corporations




                   INDEPENDENT AUDITORS' REPORT ON
                      SUPPLEMENTARY INFORMATION





To the Board of Directors of
Detour, Inc. Detour Magazine


Our report on our audit of the basic financial statements of Detour, Inc. Detour Magazine for the year ended December 31, 1996 and for the period January 11, 1995 (inception) through December 31, 1995 appears on page one. The audit was made for the purpose of forming an opinion on the basic financial statements taken as a whole. The schedules of cost of sales and selling, general and administrative expenses are presented for purposes of additional analysis and are not a required part of the basic financial statements. Such information has been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.




                                   s/Marcum & Kleigman LLP



February 7, 1997

      130 Crossways Park Drive - Woodbury, New York 11797-2027
                Tel 516-390-1000 - Fax 516-390-1001
           Woodbury           New York           Greenwich


                          DETOUR, INC.
                        DETOUR MAGAZINE

                   SCHEDULES OF COST OF SALES

            For the Year Ended December 31, 1996 and
For the Period January 11, 1995 (Inception) Through December 31, 1995




                                           1996           1995
                                        ----------     ----------
 Paper, printing and binding            $1,467,310     $1,525,258
 Production salaries                       262,500        200,400
 Fashion/photos                            166,069        109,575
 Editorial                                  76,589         61,045
 Art                                         1,920          4,428
 Miscellaneous                               1,679          8,762
                                        ----------     ----------


     TOTAL COST OF SALES                $1,976,067     $1,909,468
                                        ==========     ==========









   See independent auditors' report on supplementary information.


                          DETOUR, INC.
                        DETOUR MAGAZINE

   SCHEDULES OF SELLING, GENERAL AND ADMINISTRATIVE EXPENSES

             For the Year Ended December 31, 1996 and
For the Period January 11, 1995 (Inception) Through December 31, 1995



                                             1996          1995
                                          ----------   ----------
  Salaries - officers                     $  120,000   $  108,000
  Salaries - other                           233,262      117,895
  Payroll taxes                               57,669       39,841
  Travel                                     101,566      162,832
  Entertainment                                3,433       35,119
  Auto leases and expenses                    22,793       37,335
  Bank charges                                 5,828        5,091
  Bad debt expense                            24,804       30,000
  Contributions                                  465        5,540
  Commissions                                144,701       87,549
  Computer supplies                            3,415       14,356
  Deliveries                                  38,833       49,624
  Depreciation                                33,093       27,003
  Dues and subscriptions                       9,461        4,877
  Equipment rental                             5,659        2,971
  Insurance                                   66,614       42,824
  Miscellaneous                                5,933        6,013
  Moving expense                                 -0-        3,220
  Office                                      72,869       72,881
  Postage                                     56,546       40,962
  Factoring fee                               34,926          -0-
  Professional fees                          144,514       98,431
  Subscription processing                     22,838          -0-
  Promotion                                   60,221      127,613
  Rent                                        97,667       76,949
  Telephone                                   85,071       56,650
  Utilities                                   12,222        7,888
                                          ----------   ----------

     TOTAL SELLING, GENERAL AND
      ADMINISTRATIVE EXPENSES             $1,464,403   $1,261,464
                                          ==========   ==========



   See independent auditors' report on supplementary information.


                      DETOUR MAGAZINE, INC.
                   ---------------------------

                     EXHIBIT 2.0 TO FORM 8-K
                   ---------------------------

               AGREEMENT AND PLAN OF SHARE EXCHANGE

                     BETWEEN THE COMPANY AND

                           DETOUR, INC.
                   ---------------------------

              AGREEMENT AND PLAN OF REORGANIZATION

                          by and among

                ICHI-BON INVESTMENT CORPORATION
                     a Colorado corporation


                               and


                           DETOUR, INC.
                    a California corporation














                        Dated June 6, 1997

               AGREEMENT AND PLAN OF REORGANIZATION


     THIS AGREEMENT AND PLAN OF REORGANIZATION (hereinafter referred to as the "Agreement"), is entered into as of June 6, 1997, by and among ICHI-BON INVESTMENT CORPORATION, a Colorado corporation, 3222 S. Vance, Suite 100, Lakewood, Colorado 80227 ("IBI"), and DETOUR, INC., 201 N. Service Road, Melville, N.Y. 11747, a privately held California corporation ("Detour").

                          Premises

          A. This Agreement provides for the merger of Detour with and into IBI as the surviving entity, and in connection therewith, the conversion of the outstanding common stock of Detour into shares of common voting stock of IBI, all as set forth in the plan of merger, which shall be appended to the Articles of Merger (the "Articles of Merger"), substantially in the form attached hereto as Exhibit "A," all for the purpose of effecting a tax-free reorganization pursuant to sections 354 and 368(a) of the Internal Revenue Code of 1986, as amended.

          B. The shareholders and boards of directors of Detour and IBI have agreed, subject to the terms and conditions set forth in this Agreement, and by these premises do hereby evidence the agreement, that it is desirable and in the best interests of all of said corporations and their stockholders, that Detour be merged into IBI as the surviving corporation pursuant to the laws of the state of Colorado and Detour shall cease to exist. This Agreement is being entered into for the purposes of setting forth the terms and conditions of the proposed merger.

                            Agreement

     NOW, THEREFORE, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the parties to be derived herefrom, it is hereby agreed as follows:

                            ARTICLE I

            REPRESENTATIONS, COVENANTS AND WARRANTIES OF
                             DETOUR

     As an inducement to and to obtain the reliance of IBI, Detour represents and warrants as follows:

     Section 1.1 Organization. Detour is a corporation duly organized, validly existing, and in good standing under the laws of California and has the corporate power and is duly authorized, qualified, franchised and licensed under all applicable laws, regulations, ordinances and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, including qualification to do business as a foreign corporation in the jurisdiction in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification. Included in the Detour Schedules (as hereinafter defined) are complete and correct copies of the articles of incorporation, bylaws and amendments thereto of Detour as in effect on the date hereof. The execution and delivery of this Agreement does not and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not violate any provision of Detour's articles of incorporation or bylaws. Detour has full power, authority and legal right and has taken all action required by law, its articles of incorporation, its bylaws or otherwise to authorize the execution and delivery of this Agreement.

     Section 1.2 Capitalization. The authorized capitalization of Detour consists of 100,000,000 Common Shares, $0.001 par value per share. As of the Closing Date, there will be no more than 9,400,000 shares of Detour's Common Stock issued and outstanding (the "Detour Common Shares"). All issued and outstanding shares are legally issued, fully paid and nonassessable and are not issued in violation of the preemptive or other rights of any person. Detour has no other securities, warrants or options authorized or issued.

     Section 1.3     Subsidiaries and Predecessor Corporations.
Except as otherwise set forth in the Detour Schedules, Detour does not have any other subsidiaries and does not own, beneficially or of record, any shares of any other corporation.

     Section 1.4 Financial Statements. Included in the Detour Schedules is an audited financial statement, including a balance sheet, statement of operations, shareholder equity and cash flows and notes thereto, dated as of December 31, 1996 and unaudited, interim financial statements dated as of March 31, 1997 (hereinafter jointly referred to as the "Detour Financial Statements"). Relevant thereto:

          (a) the Detour Financial Statements present fairly in all material respects as of and as at their date the financial condition of Detour in accordance with generally accepted accounting principles;

          (b) Detour has no material liabilities with respect to the payment of any federal, state, county, local or other taxes (including any deficiencies, interest or penalties), except for taxes accrued but not yet due and payable;

          (c) Detour has filed all federal and state income tax returns in those jurisdictions where the same are required to be filed by it from inception to the date hereof; and

          (d) The books and records, financial and others, of Detour are in all material respects complete and correct.

     Section 1.5 Information. The information concerning Detour set forth in this Agreement and in the Detour Schedules is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

     Section 1.6 Options and Warrants. There are no existing options, warrants, calls or commitments of any character to which Detour is a party and by which it is bound.

     Section 1.7 Absence of Certain Changes or Events. Except as set forth in this Agreement, the Detour Schedules, or as otherwise disclosed to IBI, since March 31, 1997:

          (a) there has not been: (i) any material adverse change in the business, operations, properties, assets or condition of Detour; or (ii) any damage, destruction or loss to Detour (whether or not covered by insurance) materially and adversely affecting the business, operations, properties, assets or condition of Detour;

          (b) Detour has not: (i) granted or agreed to grant any options, warrants or other rights for its stocks, bonds or other corporate securities calling for the issuance thereof;
     (ii) sold or transferred, or agreed to sell or transfer, any of its assets, properties or rights (except assets, properties or rights not used or useful in its business which, in the aggregate have a value of less than $10,000); or (iii) issued, delivered or agreed to issue or deliver any stock, bonds or other corporate securities, including debentures (whether authorized and unissued or held as treasury stock); and


          (c) to the best knowledge of Detour, it has not become subject to any law or regulation which materially and adversely affects the business, operations, properties, assets or condition of Detour.

     Section 1.8 Title and Related Matters. Detour has good and marketable title to and is the sole and exclusive owner of all of its properties, inventory, interests in properties and assets, real and personal, which are reflected in the most recent Detour unaudited balance sheet and the Detour Schedules or acquired after that date (except properties, interests in properties and assets sold or otherwise disposed of since such date in the ordinary course of business), free and clear of all liens, pledges, charges or encumbrances except: (a) statutory liens or claims not yet delinquent; (b) such imperfections of title and easements as do not and will not, materially detract from or interfere with the present or proposed use of the properties subject thereto or affected thereby or otherwise materially impair present business operations on such properties; and (c) as described in the Detour Schedules or in the notes to the financial statements.

     Section 1.9 Litigation and Proceedings. To the best of Detour's knowledge and belief, there are no actions, suits, proceedings or investigations pending or threatened in writing by or against Detour, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign or before any arbitrator that are likely to have a material adverse effect on the business, operations, financial condition or income of Detour, if adversely decided against Detour. Detour does not have any knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator or governmental agency or instrumentality.

     Section 1.10 Material Contract Defaults. To the best of Detour's knowledge, Detour is not in default in any material respect under the terms of any outstanding contract, agreement, lease or other commitment which default is likely to have a material adverse effect on the business, operations, properties, assets or condition of Detour.

     Section 1.11 No Conflict With Other Instruments. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute an event of default under, any material indenture, mortgage, deed of trust or other material contract, agreement or instrument to which Detour is a party or to which any of its properties or operations are subject.

     Section 1.12 Governmental Authorizations. To the best of Detour's knowledge, Detour has all licenses, franchises, permits or other governmental authorizations legally required to enable Detour to conduct its business in all material respects as conducted on the date hereof, except where the failure to have any such license, franchise, permit or authorization would not have a material adverse effect on Detour. Except for compliance with U.S. and state securities laws, as hereinafter provided, no authorization, approval, consent or order of, or registration, declaration or filing with, any court or other governmental body is required in connection with the execution and delivery by Detour of this Agreement and the consummation by Detour of the transactions contemplated hereby.

     Section 1.13 Compliance With Laws and Regulations. To the best of Detour's knowledge, except as disclosed in the Detour Schedules, Detour has complied with all applicable statutes and regulations of any governmental entity or agency, except where non-compliance would not have a material adverse effect on Detour.

     Section 1.14     Approval of Agreement.  The board of
directors of Detour has authorized the execution and delivery of this Agreement by Detour, has approved the transactions contemplated hereby and approved the submission of this Agreement and the transactions contemplated hereby to the stockholders of Detour for their approval with the recommendation that the reorganization be accepted.

     Section 1.15 Labor Relations. Detour has never had a work stoppage resulting from labor problems. To the best knowledge of Detour, no union or other collective bargaining organization is organizing or attempting to organize any employee of Detour.

     Section 1.16 Previous Sales of Securities. Since inception, Detour has sold Detour Common Shares to investors in reliance upon applicable exemptions from the registration requirements under the laws of the United States, the state of California and such other states in the United States where such sales have occurred. All such sales were made in accordance with the laws of the United States and those states where such securities were sold.

     Section 1.17 Detour Schedules. Upon execution hereof, Detour will deliver to IBI the following schedules if applicable to the business or organization of Detour (unless previously delivered to IBI or its counsel), which are collectively referred to as the "Detour Schedules" and which consist of separate schedules dated as of the date of this Agreement and instruments and data as of such date, all certified by the chief executive officer of Detour as complete, true and correct in all material respects:

          (a) copies of the articles of incorporation, bylaws and all minutes of shareholders' and directors' meetings of Detour, or such other corporate documentation and records required to maintain Detour in good standing in California and/or such other states where Detour is licensed to do business;

          (b)     the Detour Financial Statements;

          (c) a list indicating the name and address of the stockholders of Detour, together with the number of shares owned by them, a copy of which is annexed hereto as Exhibit
     "B";

          (d) a list of all executive employees of Detour, including current compensation, with notation as to job description and whether or not such employee is subject to a written contract:

          (e) a copy of all material documentation relating to the sale of Detour Common Shares by Detour to its present stockholders;

          (f) a description of any material adverse change in the business operations, property, inventory, assets or condition of Detour since the most recent Detour balance sheet required to be provided pursuant to Section 1.7; and

          (g) any other information, together with any required copies of documents required to be disclosed in the Detour
     Schedules by Sections 1.1 through 1.16.

     Detour shall cause the Detour Schedules and the instruments and data delivered to IBI hereunder to be updated after the date hereof up to and including the Closing Date, as hereinafter defined.

                           ARTICLE II

             REPRESENTATIONS, COVENANTS AND WARRANTIES
                             OF IBI

     As an inducement to, and to obtain the reliance of Detour, IBI represents and warrants as follows:

     Section 2.1 Organization. IBI is a corporation duly organized, validly existing and in good standing under the laws of the state of Colorado and has the corporate power and is duly authorized, qualified, franchised and licensed under all applicable laws, regulations, ordinances and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it are now being conducted, including qualification to do business as a foreign corporation in the states in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification. Included in the IBI Schedules (as hereinafter defined) are complete and correct copies of the articles of incorporation, amended articles of incorporation (collectively, hereinafter referred to as the "articles of incorporation") and bylaws of IBI as in effect on the date hereof. The execution and delivery of this Agreement does not and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not, violate any provision of IBI's articles of incorporation or bylaws. IBI has taken all action required by law, its articles of incorporation, its bylaws or otherwise to authorize the execution and delivery of this Agreement. IBI has full power, authority and legal right and has taken all action required by law, its articles of incorporation, bylaws or otherwise to consummate the transactions herein contemplate.

     Section 2.2 Capitalization. The authorized capitalization of IBI consists of 25,000,000 shares of Common Stock, par value $0.001 per share and 10,000,000 shares of Preferred Stock, par value $0.01 per share. As of the date hereof there are 500,000 Common Shares of IBI issued and outstanding. There are no Preferred Shares issued or outstanding. As of the Closing Date, as defined herein, there will be no more than 500,000 common shares issued and outstanding and reserved for issuance (the "IBI Common Shares") held by the then existing securities holders of IBI. All issued and outstanding IBI Common Shares have been legally issued, fully paid and are nonassessable.

     Section 2.3     Subsidiaries.  IBI has no subsidiary
companies.

     Section 2.4     Financial Statements.

          (a) Included in the IBI Schedules are the audited consolidated balance sheet of IBI for the years ended October 31, 1996 and 1995 and the related statements of operations, stockholders' equity and cash flows for the year then ended, and unaudited financial statements for the six month period ended April 30, 1997, which are included in the schedules identified in Section 2.18(c).

          (b) All such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved. The IBI balance sheets presents fairly as of their respective dates the financial condition of IBI. IBI did not have as of the date of any of such IBI balance sheets, any liabilities or obligations (absolute or contingent) which should be reflected in a balance sheet or the notes thereto prepared in accordance with generally accepted accounting principles, and all assets reflected therein are properly reported and present fairly the value of the assets of IBI, in accordance with generally accepted accounting principles. The statements of operations, stockholders' equity and changes in financial position reflect fairly the information required to be set forth therein by generally accepted accounting principles.

          (c) The books and records, financial and others, of IBI are in all material respects complete and correct and have been maintained in accordance with good business accounting practices.

          (d) IBI has no liabilities with respect to the payment of any federal, state, county, local or other taxes
     (including any deficiencies, interest or penalties).

          (e) As of the Closing Date, as defined herein, the IBI balance sheet and the notes thereto, shall reflect that IBI has: (i) no receivables; (ii) no accounts payable; and
     (iii) no contingent liabilities, direct or indirect, matured or unmatured.

     Section 2.5 Information. The information concerning IBI as set forth in this Agreement and in the IBI Schedules is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

     Section 2.6 Options and Warrants. There are no existing options, warrants, calls or commitments of any character to which IBI is a party and by which it is bound.

     Section 2.7 Absence of Certain Changes or Events. Except as described herein or in the IBI Schedules, since April 30, 1997:

          (a) IBI has not: (i) amended its articles of incorporation or bylaws; (ii) waived any rights of value which in the aggregate are extraordinary or material considering the business of IBI; (iii) made any material change in its method of management, operation or accounting; or (iv) made any accrual or arrangement for or payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee;

          (b) IBI has not: (i) granted or agreed to grant any options, warrants or other rights for its stocks, bonds or other corporate securities calling for the issuance thereof, which option, warrant or other right has not been cancelled as of the Closing Date; (ii) borrowed or agreed to borrow any funds or incurred or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the ordinary course of business: and

          (c) to the best knowledge of IBI, it has not become subject to any law or regulation which materially and adversely affects, or in the future may adversely affect, the business, operations, properties, assets or condition of IBI.

     Section 2.8 Title and Related Matters. As of the Closing Date, IBI will own no real, personal or intangible property.

     Section 2.9 Litigation and Proceedings. There are no actions, suits or proceedings pending or, to the best of IBI's knowledge and belief, threatened by or against or affecting IBI, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind that would have a material adverse affect on the business, operations, financial condition, income or business prospects of IBI. IBI does not have any knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator or governmental agency or instrumentality.

     Section 2.10 Contracts. On the Closing Date and except as previously disclosed to Detour by IBI or as included in the IBI
Schedules herein:

          (a) With the exception of its agreement with its legal counsel, Andrew I. Telsey, P.C., there will be no contracts, agreements, franchises, license agreements, or other commitments to which IBI is a party or by which it or any of its properties are bound;

          (b) IBI will not be a party to any contract, agreement, commitment or instrument or subject to any charter or other corporate restriction or any judgment, order, writ, injunction, decree or award; and

          (c) IBI will not be a party to any material oral or written: (i) contract for the employment of any officer or employee; (ii) profit sharing, bonus, deferred compensation, stock option, severance pay, pension, benefit or retirement plan, agreement or arrangement covered by Title IV of the Employee Retirement Income Security Act, as amended; (iii) agreement, contract or indenture relating to the borrowing of money; (iv) guaranty of any obligation for the borrowing of money or otherwise; (v) consulting or other similar contract;
     (vi) collective bargaining agreement; (vii) agreement with any present or former officer or director of IBI; or (viii) any other contract, agreement, or other commitment.

     Section 2.11 No Conflict With Other Instruments. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute an event of default under, any material indenture, mortgage, deed of trust or other material contract, agreement or instrument to which IBI is a party or to which any of its properties or operations are subject.

     Section 2.12 Material Contract Defaults. IBI is not in default in any material respect under the terms of any outstanding contract, agreement, lease or other commitment which is material to the business, operations, properties, assets or condition of IBI, and there is no event of default in any material respect under any such contract, agreement, lease or other commitment in respect of which IBI has not taken adequate steps to prevent such a default from occurring.

     Section 2.13 Governmental Authorizations. IBI has all licenses, franchises, permits and other governmental authorizations that are legally required to enable it to conduct its business operations in all material respects as conducted on the date hereof. Except for compliance with federal and state securities or corporation laws, no authorization, approval, consent or order of, or registration, declaration or filing with, any court or other governmental body is required in connection with the execution and delivery by IBI of the transactions contemplated hereby.

     Section 2.14 Compliance With Laws and Regulations. IBI has complied with all applicable statutes and regulations of any federal, state or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely effect the business, operations, properties, assets or condition of IBI or would not result in IBI's incurring any material liability.

     Section 2.15 Insurance. IBI has no insurable properties and no insurance policies will be in effect at the Closing Date, as hereinafter defined.

     Section 2.16 Approval of Agreement. The shareholders and board of directors of IBI have authorized the execution and delivery of this Agreement by IBI and have approved the transactions contemplated hereby.

     Section 2.17     Material Transactions or Affiliations.
Except for the retainer agreement between IBI and Andrew I. Telsey, P.C. for the providing of legal services, as of the Closing Date there will exist no material contract, agreement or arrangement between IBI and any person who was at the time of such contract, agreement or arrangement an officer, director or person owning of record, or known by IBI to own beneficially, ten percent (10%) or more of the issued and outstanding common stock of IBI and which is to be performed in whole or in part after the date hereof. IBI has no commitment, whether written or oral, to lend any funds to, borrow any money from or enter into any other material transactions with, any such affiliated person.

     Section 2.18 Labor Relations. IBI has never had a work stoppage resulting from labor problems. IBI has no employees other than its officers and directors.

     Section 2.19 Public Reports. All of IBI's reports filed under the 1934 Securities Exchange Act, as amended, and its registration statements filed under the 1934 Securities Exchange Act, as amended, (i) comply as to form and in all material respects with the requirements of such Act, and (ii) as of the date they were filed, and as of the date hereof, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     Section 2.20 IBI Schedules. Upon execution hereof, IBI shall deliver to Detour the following schedules, which are collectively referred to as the "IBI Schedules" which are dated the date of this Agreement, all certified by an officer of IBI to be complete, true and accurate.

          (a) complete and correct copies of the articles of incorporation and bylaws of IBI as in effect as of the date of this Agreement;

          (b) copies of all financial statements of IBI identified in Section 2.4(a);

          (c) the description of any material adverse change in the business, operations, property, assets, or condition of IBI since April 30, 1997 required to be provided pursuant to
     Section 2.6; and

          (d) any other information, together with any required copies of documents, required to be disclosed in the IBI
     Schedules by Sections 2.1 through 2.17.

     IBI shall cause the IBI Schedules and the instruments to be delivered to Detour hereunder to be updated after the date hereof up to and including the Closing Date.

                               ARTICLE III

                           EXCHANGE PROCEDURE

     Section 3.1 Delivery of Detour Securities. On the Closing Date, the holders of the Detour Common Shares shall deliver to Liberty Transfer Company, (the "Exchange Agent") their respective Detour certificates or other documents evidencing all of the issued and outstanding Detour Common Shares, duly endorsed in blank or with executed stock power attached thereto in transferrable form.

     Section 3.2     Issuance of IBI Common Shares.

          (a) In exchange for all of the Detour Common Shares tendered pursuant to Section 3.1, IBI shall issue an aggregate of 4,500,000 IBI Common Shares to the Detour shareholders on a pro rata basis.

          (b) No fractional IBI Common Shares shall be issued pursuant to this Section 3.2. In lieu of such fractional shares, all shares to be issued shall be rounded up or down to the nearest whole share. However, in no event shall IBI be obligated to issue more than 4,500,000 common shares to the shareholders of Detour.

     Section 3.3 Events Prior to Closing. Upon execution hereof or as soon thereafter as practical, management of IBI and Detour shall execute, acknowledge and deliver (or shall cause to be executed, acknowledged and delivered) any and all certificates, opinions, financial statements, schedules, agreements, resolutions, rulings or other instruments required by this Agreement to be so delivered, together with such other items as may be reasonably requested by the parties hereto and their respective legal counsel in order to effectuate or evidence the transactions contemplated hereby, subject only to the conditions to Closing referenced hereinbelow.

     Section 3.4 Closing. The closing ("Closing") of the transactions contemplated by this Agreement shall be as of the date in which all of the conditions to Closing referenced in Articles V and VI below have been satisfied or waived by Detour or IBI, as applicable, and all documentation referenced herein is delivered to the respective party herein, unless a different date is mutually agreed to in writing by the parties hereto (the "Closing Date").

     Section 3.5     Termination.

          (a) This Agreement may be terminated by the board of directors of either IBI or Detour at any time prior to May 31, 1997 if:

               (i) there shall be any action or proceeding before any court or any governmental body which shall seek to restrain, prohibit or invalidate the transactions contemplated by this Agreement and which, in the judgment of such board of directors, made in good faith and based on the advice of its legal counsel, makes it inadvisable to proceed with the exchange contemplated by this Agreement; or

               (ii) any of the transactions contemplated hereby are disapproved by any regulatory authority whose approval is required to consummate such transactions: or

               (iii) the conditions described in Article V (in the case of IBI) and Article VI (in the case of Detour) have not been satisfied in full.

          In the event of termination pursuant to this paragraph
     (a) of this Section 3.5, no obligation, right, or liability shall arise hereunder and each party shall bear all of the expenses incurred by it in connection with the negotiation, drafting and execution of this Agreement and the transactions herein contemplated, unless otherwise provided herein.

          (b) This Agreement may be terminated at any time prior to the Closing Date by action of the board of directors of IBI if Detour shall fail to comply in any material respect with any of its covenants or agreements contained in this Agreement or if any of the representations or warranties of Detour contained herein shall be inaccurate in any material respect, which noncompliance or inaccuracy is not cured after 20 days' written notice thereof is given to Detour. If this Agreement is terminated pursuant to this paragraph (b) of this
     Section 3.5, this Agreement shall be of no further force or effect and Detour shall be responsible for all costs and expenses incurred by IBI herein in the amount of $12,500, including but not limited to all IBI attorneys' fees.

          (c) This Agreement may be terminated at any time prior to the Closing Date by action of the board of directors of Detour if IBI shall fail to comply in any material respect with any of its covenants or agreements contained in this Agreement or if any of the representations or warranties of IBI contained herein shall be inaccurate in any material respect, which noncompliance or inaccuracy is not cured after 20 days' written notice thereof is given to IBI. If this Agreement is terminated pursuant to this Paragraph (c) of
     Section 3.5, this Agreement shall be of no further force or effect and no obligation, right or liability shall arise hereunder.

     Section 3.6 Directors of IBI. Upon the Closing, the present members of IBI's Board of Directors shall tender their resignations seriatim and the following persons will be appointed directors of IBI in accordance with procedures set forth in the IBI bylaws: Edward T. Stein, James Turner, Luis Barajas and Lorraine Rasmussen. Each director shall hold office until his or her successor shall have been duly elected and shall have qualified or until his or her earlier death, resignation or removal.

     Section 3.7     Officers of IBI.  Upon the Closing, the
present officers of IBI shall tender their resignations and simultaneous therewith, the following persons shall be appointed as officers of IBI in accordance with procedures set forth in the IBI bylaws:

                NAME                   OFFICE
                ----                   ------
          James Turner                President
          Edward T. Stein             Chief Financial Officer
          Luis Barajas                Secretary

     Section 3.8 Effective Date. As soon as practicable following consummation of the transactions contemplated hereby on the Closing Date, Articles of Merger setting forth the plan of merger and other matters required by the corporate statutes of the states of Colorado and California to complete the transaction contemplated herein, shall be filed with the Secretary of State of Colorado and California.

                           ARTICLE IV

                        SPECIAL COVENANTS

     Section 4.1 Access to Properties and Records. IBI and Detour will each afford to the officers and authorized representatives of the other full access to the properties, books and records of IBI and Detour, as the case may be, in order that each may have full opportunity to make such reasonable investigation as it shall desire to make of the affairs of the other and each will furnish the other with such additional financial and operating data and other information as to the business and properties of IBI and Detour, as the case may be, as the other shall from time to time reasonably request.

     Section 4.2 Information for IBI Public Reports. Detour will furnish IBI with all information concerning Detour and the Detour Stockholders, including all financial statements, required for inclusion in any registration statement or public report intended to be filed by IBI pursuant to the Securities Act, the Exchange Act, or any other applicable federal or state law. Detour covenants that all information so furnished for either such registration statement or other public release by IBI, including the financial statements described in Section 1.4, shall be true and correct in all material respects without omission of any material fact required to make the information stated not misleading.

     Section 4.3 Special Covenants and Representations Regarding the IBI Common Shares to be Issued in the Exchange. The consummation of this Agreement, including the issuance of the IBI Common Shares to the stockholders of Detour as contemplated hereby, constitutes the offer and sale of securities under the Securities Act, and applicable state statutes. Such transaction shall be consummated in reliance on exemptions from the registration and prospectus delivery requirements of such statutes which depend, inter alia, upon the circumstances under which the Detour stockholders acquire such securities. In connection with reliance upon exemptions from the registration and prospectus delivery requirements for such transactions, at the Closing, Detour shall cause to be delivered, and the Detour stockholders shall deliver to IBI, the investment letter referenced in Section 3.1.

     Section 4.4 Third Party Consents. IBI and Detour agree to cooperate with each other in order to obtain any required third party consents to this Agreement and the transactions herein contemplated.

     Section 4.5     Actions Prior to Closing.

          (a) From and after the date of this Agreement until the Closing Date and except as set forth in the IBI or Detour Schedules or as permitted or contemplated by this Agreement, Detour will each use its best efforts to:

               (i) carry on its business in substantially the same manner as it has heretofore;

               (ii) maintain and keep its properties in states of good repair and condition as at present, except for depreciation due to ordinary wear and tear and damage due to casualty;

               (iii)     maintain in full force and effect
          insurance comparable in amount and in scope of coverage to that now maintained by it;

               (iv) perform in all material respects all of its obligations under material contracts, leases and instruments relating to or affecting its assets, properties and business;

               (v)     maintain and preserve its business
          organization intact, to retain its key employees and to maintain its relationship with its material suppliers and customers; and

               (vi)     fully comply with and perform in all
          material respects all obligations and duties imposed on it by all federal and state laws and all rules, regulations and orders imposed by federal or state governmental authorities.

          (b) From and after the date of this Agreement until the Closing Date, neither IBI nor Detour will, without the prior consent of the other party:

               (i) except as otherwise specifically set forth herein, make any change in their respective certificates or articles of incorporation or bylaws;

               (ii)     declare or pay any dividend on its
          outstanding shares of capital stock, except as may otherwise be required by law, or effect any stock split or otherwise change its capitalization, except as provided herein;

               (iii)     enter into or amend any employment,
          severance or similar agreements or arrangements with any directors or officers;

               (iv)     issue any shares of its capital stock;

               (v)     grant, confer or award any options,
          warrants, conversion rights or other rights not existing on the date hereof to acquire any shares of its capital stock: or

               (vi)     purchase or redeem any shares of its
          capital stock.

     Section 4.8     Indemnification.

          (a) Detour hereby agrees to indemnify IBI and each of the officers, agents and directors of IBI as of the date of execution of this Agreement against any loss, liability, claim, damage or expense (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened or any claim whatsoever), to which it or they may become subject arising out of or based on any inaccuracy appearing in or misrepresentation made in this Agreement. The indemnification provided for in this paragraph shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement for a period of 13 months.

          (b) IBI and its officers and directors hereby agree to indemnify Detour and each of the officers, agents, directors and current shareholders of Detour as of the Closing Date against any loss, liability, claim, damage or expense (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened or any claim whatsoever), to which it or they may become subject arising out of or based on any inaccuracy appearing in or misrepresentation made in this Agreement and particularly the representation regarding no liabilities referred to in Section 2.4(b). The indemnification provided for in this Section shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement for a period of 18 months.

                            ARTICLE V

               CONDITIONS PRECEDENT TO OBLIGATIONS
                             OF IBI

     The obligations of IBI under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

     Section 5.1 Accuracy of Representations. The representations and warranties made in all material respects by Detour in this Agreement were true when made and shall be true at the Closing Date with the same force and effect as if such representations and warranties were made at the Closing Date (except for changes therein permitted by this Agreement) and Detour shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by Detour prior to or at the Closing. IBI shall be furnished with a certificate, signed by a duly authorized officer of Detour and dated the Closing Date, to the foregoing effect.

     Section 5.2     Stockholder Approval.  The stockholders of
Detour shall have approved this Agreement and the transactions contemplated thereby.

     Section 5.3 Officer's Certificate. On the Closing Date IBI shall be furnished with a certificate dated the Closing Date and signed by a duly authorized officer of Detour to the effect that (i) no litigation, proceeding, investigation or inquiry is pending or, to the best knowledge of Detour, threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement; (ii) Detour's shareholders include no more than 35 "non-accredited" investors (as that term is defined under the Securities Act of 1933, as amended); and (iii) including the disclosure described in Section 5.1, above herein.

     Section 5.4     No Material Adverse Change.  Prior to the
Closing Date, there shall not have occurred any material adverse change in the financial condition, business or operations of Detour.

     Section 5.5 Opinion of Counsel to Detour. IBI shall receive a opinion dated the Closing Date of Schifino & Lindon, counsel to Detour, in substantially the following form:

          (a) Detour is a corporation duly organized, validly existing and in good standing under the laws of California and has the corporate power to own all of its properties and assets and to conduct its business as now conducted.

          (b) To the best knowledge of such legal counsel, the execution and delivery by Detour of this Agreement and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not conflict with or result in the breach of any term or provision of Detour's articles of incorporation or bylaws or violate any court order, writ, injunction or decree applicable to Detour and which is identified to such counsel by Detour.

          (c) The authorized capitalization of Detour consists of 100,000,000 Common Shares, par value $0.001 per share. As of the Closing Date, there will be no more than 9,400,000 common shares issued and outstanding. Except as set forth in the

     Detour Schedules, to the best knowledge of such legal counsel, there are no outstanding subscriptions, options, rights, warrants, convertible securities obligating Detour to issue any additional shares of any class of its capital stock which have been approved by Detour's Board of Directors.

          (d) This Agreement has been duly and validly authorized, executed and delivered by Detour.

     Section 5.6 Other Items. IBI shall have received such further documents, certificates or instruments relating to the transactions contemplated hereby as IBI may reasonably request.

                            ARTICLE VI

           CONDITIONS PRECEDENT TO OBLIGATIONS OF DETOUR

     The obligations of Detour under this Agreement are subject to the satisfaction, at or before the Closing Date (unless otherwise indicated herein), of the following conditions:

     Section 6.1 Accuracy of Representations. The representations and warranties made by IBI in this Agreement were true when made and shall be true as of the Closing Date (except for changes therein permitted by this Agreement) with the same force and effect as if such representations and warranties were made at and as of the Closing Date, and IBI shall have performed and complied with all covenants and conditions required by this Agreement to be performed or complied with by IBI prior to or at the Closing. Detour shall have been furnished with a certificate, signed by a duly authorized executive officer of IBI and dated the Closing Date, to the foregoing effect.

     Section 6.2 Officer's Certificate. Detour shall be furnished with a certificate dated the Closing Date and signed by a duly authorized officer of IBI to the effect that (i) no litigation, proceeding, investigation or inquiry is pending or, to the best knowledge of IBI, threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement or, to the extent not disclosed in the IBI Schedules, by or against IBI which might result in any material adverse change in any of the assets, properties, business or operations of IBI; and (ii) including the disclosure described in Section 6.1, above herein.

     Section 6.3 No Material Adverse Change. Prior to the Closing Date, there shall not have occurred any material adverse change in the financial condition, business or operations of nor shall any event have occurred which, with the lapse of time or the giving of notice, may cause or create any material adverse change in the financial condition, business or operations of IBI.

     Section 6.5 Opinion of Counsel to IBI. Detour shall receive an opinion dated the Closing Date of Andrew I. Telsey, P.C., counsel to IBI, in substantially the following form:

          (a) IBI is a corporation duly organized, validly existing, and in good standing under the laws of the State of Colorado and has the corporate power and is duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, including qualification to do business as a foreign corporation in the states in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification.

          (b) To the best knowledge of such legal counsel, the execution and delivery by IBI of this Agreement and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not conflict with or result in the breach of any term or provision of IBI's articles of incorporation or bylaws or constitute a default or give rise to a right of termination, cancellation or acceleration under any material mortgage, indenture, deed of trust, license agreement or other obligation or violate any court order, writ, injunction or decree applicable to IBI or its properties or assets.

          (c) The authorized capitalization of IBI consists of 25,000,000 shares of Common Stock, par value $0.001 per share and 10,000,000 shares of Preferred Stock, par value $0.01 per share. As of the Closing Date, there will be no more than 500,000 common shares issued and outstanding and reserved for issuance, held by the then existing securities holders of IBI. All issued and outstanding shares are legally issued, fully paid and nonassessable and not issued in violation of the preemptive rights of any person.

          (d) The IBI Common Shares to be issued to the Detour stockholders pursuant to the terms of this Agreement will be, when issued in accordance with the terms hereof, legally issued, fully paid and non-assessable.

          (e) This Agreement has been duly and validly authorized, executed, and delivered and constitutes the legal and binding obligation of IBI, except as limited by bankruptcy and insolvency laws and by other laws affecting the rights of creditors generally.

          (f) To the best knowledge of such counsel, except as set forth in the IBI Schedules, there are no actions, suits or proceedings pending or threatened by or against IBI or affecting IBI's properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign or before any arbitrator of any kind.

          (g) IBI has taken all actions required by the applicable laws of the State of Colorado to permit the issuance of the IBI Common Shares to the Detour stockholders.

          (h)  Such other matters reasonably requested by Detour.

     Section 6.6 Compliance with Reporting Requirements. As of the Closing Date, IBI shall be current in, and in compliance with all requirements of, all filings required to be tendered to the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended.

     Section 6.7 Other Items. Detour shall have received such further documents, certificates, or instruments relating to the transactions contemplated hereby as Detour may reasonably request.

                           ARTICLE VII

                          MISCELLANEOUS

     Section 7.1     Brokers and Finders.  Except as set forth in
Schedule 7.1, each party hereto hereby represents and warrants that it is under no obligation, express or implied, to pay any finders in connection with the bringing of the parties together in the negotiation, execution, or consummation of this Agreement. The parties each agree to indemnify the other against any claim by any third person regarding any claim for any commission, brokerage or finder's fee or other payment with respect to this Agreement or the transactions contemplated hereby based on any alleged agreement or understanding between the indemnifying party and such third person, whether express or implied from the actions of the indemnifying party.

     Section 7.2 Law, Forum and Jurisdiction. This Agreement shall be construed and interpreted in accordance with the laws of the State of Colorado, except as the corporate law of California applies to Detour and as US federal law may be applicable.

     Section 7.3 Notices. Any notices or other communications required or permitted hereunder shall be sufficiently given if personally delivered to it or sent by registered mail or certified mail, postage prepaid, or by prepaid telegram addressed as follows:

          If to IBI:          Cheryl Okizaki, President
                              Ichi-Bon Investment Corp.
                              3222 S. Vance, Suite 100
                              Lakewood, Colorado 80227

          With a copy to:     Andrew I. Telsey, Esq.
                              2851 S. Parker Rd.
                              Suite 720
                              Aurora, CO 80014

          If to Detour:       Mr. Edward T. Stein
                              Detour, Inc.
                              201 N. Service Road
                              Melville, N.Y. 11747

          With a copy to:     Mark Lindon, Esq.
                              Schifino & Lindon
                              1901 Ave. of the Stars, Suite 251
                              Los Angeles, CA 90067

or such other addresses as shall be furnished in writing by any party in the manner for giving notices hereunder, and any such notice or communication shall be deemed to have been given as of the date so delivered, mailed, or telegraphed.

     Section 7.4 Attorneys' Fees. In the event that any party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the breaching party or parties shall reimburse the non-breaching party or parties for all costs, including reasonable attorneys' fees,incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

     Section 7.5 Confidentiality. Each party hereto agrees with the other parties that, unless and until the reorganization contemplated by this Agreement has been consummated, they and their representatives will hold in strict confidence all data and information obtained with respect to another party or any subsidiary thereof from any representative, officer, director or employee, or from any books or records or from personal inspection, of such other party, and shall not use such data or information or disclose the same to others, except: (i) to the extent such data is a matter of public knowledge or is required by law to be published; and (ii) to the extent that such data or information must be used or disclosed in order to consummate the transactions contemplated by this Agreement.

     Section 7.6 Schedules; Knowledge. Each party is presumed to have full knowledge of all information set forth in the other party's schedules delivered pursuant to this Agreement.

     Section 7.7 Third Party Beneficiaries. This contract is solely among IBI and Detour and, except as specifically provided, no director, officer, stockholder, employee, agent, independent contractor or any other person or entity shall be deemed to be a third party beneficiary of this Agreement.

     Section 7.8 Entire Agreement. This Agreement represents the entire agreement between the parties relating to the subject matter hereof. This Agreement alone fully and completely expresses the agreement of the parties relating to the subject matter hereof. There are no other courses of dealing, understandings, agreements, representations or warranties, written or oral, except as set forth herein. This Agreement may not be amended or modified, except by a written agreement signed by all parties hereto.

     Section 7.9 Survival; Termination. The representations, warranties and covenants of the respective parties shall survive the Closing Date and the consummation of the transactions herein contemplated for 18 months.

     Section 7.10 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument.

     Section 7.11     Amendment or Waiver.   Every right and remedy
provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing. At any time prior to the Closing Date, this Agreement may be amended by a writing signed by all parties hereto, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance hereof may be extended by a writing signed by the party or parties for whose benefit the provision is intended.

     Section 7.12     Incorporation of Recitals.  All of the
recitals hereof are incorporated by this reference and are made a part hereof as though set forth at length herein.

     Section 7.13 Expenses. Each party herein shall bear all of their respective costs and expenses incurred in connection with the negotiation of this Agreement and in the consummation of the transactions provided for herein and the preparation therefor.

     Section 7.14     Headings; Context.  The headings of the
sections and paragraphs contained in this Agreement are for convenience of reference only and do not form a part hereof and in no way modify, interpret or construe the meaning of this Agreement.

     Section 7.15 Benefit. This Agreement shall be binding upon and shall insure only to the benefit of the parties hereto, and their permitted assigns hereunder. This Agreement shall not be assigned by any party without the prior written consent of the other party.

     Section 7.16     Public Announcements.  Except as may be
required by law, neither party shall make any public announcement or filing with respect to the transactions provided for herein without the prior consent of the other party hereto.

     Section 7.17 Severability. In the event that any particular provision or provisions of this Agreement or the other agreements contained herein shall for any reason hereafter be determined to be unenforceable, or in violation f any law, governmental order or regulation, such unenforceability or violation shall not affect the remaining provisions of such agreements, which shall continue in full force and effect and be binding upon the respective parties hereto.

     Section 7.18 Failure of Conditions; Termination. In the event any of the conditions specified in this Agreement shall not be fulfilled on or before May 31, 1997, either of the parties have the right either to proceed or, upon prompt written notice to the other, to terminate and rescind this Agreement without liability to any other party. The election to proceed shall not affect the right of such electing party reasonably to require the other party to continue to use its best efforts to fulfill the unmet conditions.

     Section 7.19 No Strict Construction. The language of this Agreement shall be construed as a whole, according to its fair meaning and intendment, and not strictly for or against either party hereto, regardless of who drafted or as principally responsible for drafting the Agreement or terms or conditions hereof.

     Section 7.20 Execution Knowing and Voluntary. In executing this Agreement, the parties severally acknowledge and represent that each: (a) has fully and carefully read and considered this Agreement; (b) has been or has had the opportunity to be fully apprised by its attorneys of the legal effect and meaning of this document and all terms and conditions hereof; and
(c) is executing this Agreement voluntarily, free from any influence, coercion or duress of any kind.

     IN WITNESS WHEREOF, the corporate parties hereto have caused this Agreement to be executed by their respective officers, hereunto duly authorized, and entered into as of the date first above written.

                                   ICHI-BON INVESTMENT CORPORATION
ATTEST:

/s/ Wallace S. Westwood            By:/s/ Cheryl Okizaki
------------------------------        ---------------------------
Secretary or                          Cheryl Okizaki, President
Assistant Secretary



                                   DETOUR, INC.
ATTEST:


/s/ Luis Barajas                   By:/s/ James Turner
------------------------------        ---------------------------
Secretary or                          Its: President
Assistant Secretary

                           EXHIBIT "A"

                   ---------------------------

                       ARTICLES OF MERGER

                   ---------------------------

                       ARTICLES OF MERGER

THIS IS TO CERTIFY:

     1. Parties. Pursuant to the terms of that certain definitive Agreement and Plan of Merger dated June 6, 1997 (the "Agreement"), Ichi-Bon Investment Corporation ("IBI"), a corporation formed pursuant to the laws of the State of Colorado, has merged with Detour, Inc. ("Detour"), a corporation formed pursuant to the laws of the State of California, effective June 6, 1997 (the "Effective Date").

     2. Approval. The terms of the Agreement were approved by the affirmative vote of the Boards of Directors and Shareholders of both IBI and Detour, respectively, on June 6, 1997, pursuant to unanimous consents or meetings of the same held pursuant to proper notice (or waiver thereof).

     3. Share Exchange. The Agreement provides that all of the shareholders of Detour, representing 9,400,000 issued and outstanding common shares, shall exchange their respective shares for an aggregate of 4,500,000 shares of IBI common stock, to be distributed to each Detour shareholder pro rata to their respective ownership in Detour at the Effective Date. Immediately prior to the Effective Date, there were 500,000 common shares of IBI issued and outstanding.

     4. Service. For purposes herein, all notices and service of process may be effectuated by tendering the same to Andrew I.
Telsey, Esq., Andrew I. Telsey, P.C., 2851 South Parker Road, Suite 720, Aurora, Colorado 80014, legal counsel to IBI.

     5. Surviving Entity. Pursuant to the terms of the Agreement, IBI shall be the surviving entity and, upon the Effective Date and upon filing of these Articles of Merger with the Colorado Secretary of State and issuance of an applicable
Certificate of Merger by the Secretary of State for the State of Colorado, Detour shall cease to exist as a bona fide California corporation.

     6. Name Change. Pursuant to the affirmative vote of the shareholders of IBI, the IBI Articles of Incorporation shall be amended to reflect a change in IBI's name to "Detour Magazine, Inc."

     7. Counterparts. This Articles of Merger may be executed in counterparts, each of which shall be deemed to be an original document, but together shall be deemed to constitute only one agreement.

     Executed this   6th   day of June, 1997.

ICHI-BON INVESTMENT CORPORATION    DETOUR, INC.


By:/s/ Cheryl Okizaki              By:/s/ James Turner
   ---------------------------        ---------------------------
   Cheryl Okizaki, President          James Turner, President

                         PLAN OF MERGER

                               OF

                         DETOUR, INC.
                   (a California corporation)

                             INTO

                ICHI-BON INVESTMENT CORPORATION
                   (a Colorado corporation)

     This Plan of Merger made and entered into by and between DETOUR, INC., a California corporation ("Detour") and ICHI-BON INVESTMENT CORPORATION, a Colorado corporation ("IBI"), hereinafter referred to collectively as the "Constituent Corporations," parties hereto,

     WITNESSETH:

     WHEREAS, the respective Boards of Directors of said corporations deem it advisable that the corporations merge into one corporation as the surviving corporation, as hereinafter agreed and specified; and

     WHEREAS, prior to said merger, IBI has an authorized capitalization of 25,000,000 common shares, par value $0.001 per share, of which 500,000 shares are issued and outstanding, and 10,000,000 preferred shares, $.01 par value per share, of which no shares are issued and outstanding; and

     WHEREAS, prior to said merger, Detour has an authorized capitalization of 100,000,000 common shares, par value $.001 per share, of which 9,400,000 shares are issued and outstanding;

     NOW, THEREFORE, in consideration of the premises, and the mutual covenants, agreements, provisions and grants herein contained, the Constituent Corporations hereby agree and prescribe the terms and conditions of this Plan of Merger, and the mode of carrying the same into effect, as follows:

     1. Merger and Surviving Corporation. Detour, the nonsurviving corporation (hereinafter referred to as the "Nonsurviving Corporation"), is hereby merged into IBI as the surviving corporation (hereinafter referred to as the "Surviving
Corporation").

     2. Conversion of Shares. The manner and basis of converting the shares of the Nonsurviving Corporation into shares of the Surviving Corporation are:

          (a) None of the shares of any class of the capital stock of the Surviving Corporation issued and outstanding as of the effective date of this merger shall be converted as a result of the merger, and all such shares shall remain unchanged.

          (b) 9,400,000 shares of the common stock of the Nonsurviving Corporation shall be and become 4,500,000 shares of the common stock of the Surviving Corporation upon surrender for conversion and exchange, and shall represent only shares in the Surviving Corporation for all corporate and legal purposes, subject, however, to the rights of dissenting shareholders; and, such shares shall be called in for cancellation and exchange for shares in the Surviving Corporation upon this merger taking effect upon the foregoing basis.

          (c) No fractional shares shall be issued by reason of the conversion and exchange of shares.

     3.     Approval of Shareholders and Directors.  This Plan of
Merger has been submitted for approval to the Board of Directors and Shareholders of each of the Constituent Corporations, in accordance with the provisions of the Colorado Business Corporation
Act and the Sec. 607.1102 and Sec. 1103 of the General Corporation Law of California and their respective Articles of Incorporation and Bylaws as appropriate. Should such approvals of the Directors and Shareholders of each Constituent Corporation not be secured or effected, and this Plan not approved and adopted as contemplated, then it shall, without any further action by the parties, other than certification to the other party of the results of the vote by the secretary of the corporation the shareholders of which shall not have approved or adopted the Plan of Merger, be cancelled and annulled, and the Constituent Corporations each discharged without liability to the other.

     4. Effect of Merger on Nonsurviving Corporation. Upon this merger taking effect, the Constituent Corporations shall be and become a single corporation and be the Surviving Corporation herein designated, the separate existence of the Nonsurviving Corporation herein shall cease, and the Surviving Corporation shall have the rights, privileges, immunities, and powers, and be subject to all the duties and liabilities of a corporation organized under the laws of the State of Colorado.

     5. Effect of Merger on Surviving Corporation. Upon this merger taking effect, the Surviving Corporation shall thereupon and thereafter possess all the rights, privileges, immunities, and franchises, of a public as well as a private nature, of each of the merging corporations, and all property, real, personal, and mixed, and all debts due on whatever account, and all other choses in action, and every other interest of or belonging to or due to each of the corporations so merged shall be deemed to be transferred to and vested in such single corporation without further act or deed; and the title to any real estate, or any interest therein vested in any of such corporations shall not revert or be in any way impaired by reason of the merger. Such transfer to and vesting in the Surviving Corporation shall be deemed to occur by operation of law, and no consent or approval of any other person shall be required in connection with any such transfer or vesting unless such consent or approval is specifically required in the event of merger by law or by express provision of any contract, agreement, decree, order, or other instrument to which either corporation is a party or by which it is bound.

     6. Liabilities and Obligations. Upon this merger taking effect, the Surviving Corporation shall thenceforth be responsible and liable for all the liabilities and obligations of each of the corporations so merged; and any claim existing or action or proceeding, whether civil or criminal, pending by or against any of such corporations may be prosecuted as if the merger had not taken place, or such Surviving Corporation may be substituted in its place. Neither the rights of creditors nor any liens upon the property of any such corporation shall be impaired by such merger.

     7. Transfer of Property. The Nonsurviving Corporation agrees that from time to time and as and when requested by the Surviving Corporation or by its successors or assigns, to execute and deliver or cause to be executed and delivered all such deeds and instruments, assignments, assurances in the law, or take such action, as the Surviving Corporation may deem necessary or desirable to vest in and confirm to the Surviving Corporation title to and possession of any property of the Nonsurviving Corporation acquired or to be acquired by reason of the merger herein provided for, and its proper officers and directors shall and will execute and do all such acts and things and execute such papers and document as are necessary or proper to carry out the purposes of this merger.

     8.     Articles of Incorporation.  The Articles of
Incorporation of the Surviving Corporation as in effect on the date this merger takes effect shall continue in full force and effect except that the Articles of Incorporation of the Surviving
Corporation shall be amended to change its name to "Detour
Magazine, Inc."

     9. Bylaws. The Bylaws of the Surviving Corporation as existing on the date this merger takes effect shall be and remain the Bylaws of the Surviving Corporation until the same are altered, amended or repealed according to the provisions therefor made or as provided by law.

     10. Officers. Upon this merger taking effect, the officers of the Surviving Corporation shall submit their resignations and the following persons shall be appointed to hold the offices opposite their respective names for the remainder of the respective terms of office and until their successors shall have been elected and qualified:

             James Turner             President
             Edward T. Stein          Chief Financial Officer
             Luis Barajas             Secretary

     11. Directors. Upon this merger taking effect, the directors of the Surviving Corporation shall resign, and those persons named below shall be appointed to serve for the remainder of the present terms of office of the Surviving Corporation and until their successors shall have been elected and qualified:

             Edward T. Stein         Luis Barajas
             James Turner            Lorraine Rasmussen

     12. Earned Surplus. Upon this merger taking effect, to the extent allocation to stated capital is not required by reason of this merger by either or both the Constituent Corporations, the Board of Directors of the Surviving Corporation may allocate to earned surplus of the Surviving Corporation, the earned surplus of the Nonsurviving Corporation, and the earned surplus of both corporations so combined shall be thereafter available for the payment of dividends by the Surviving Corporation, or for any other proper use or allocation.

     13. Warranties. The Constituent Corporations hereby agree, and warrant each with the other, that they will cooperate with the other in carrying out the terms and provisions of this Plan; that they and each of them will not issue or sell any shares of capital stock, except shares issued pursuant to rights or warrants outstanding, issue rights to subscribe or options to purchase any shares of their capital stock, amend the Articles of Incorporation or Bylaws of their corporation except as may be required to comply with the terms and provisions of this Plan, issue or contract any funded debt, declare and pay any dividend or make any other distribution of surplus, undertake or incur any obligations or liabilities except in the ordinary course of business and those fees and expenses in connection with the negotiation and consummation of this merger, mortgage, pledge or encumber any real or personal property, or interest therein held by them, sell assign or dispose of any trademark, trade name, patent or other intangible assets, default in performance of any material contract or other obligation, waive any right of substantial value, invest in or purchase any security, equity or property not in the usual course of business; and each of them represent that all state, federal and local taxes and assessments, excise taxes, ad valorem taxes and sales taxes, withholding and other employee related obligations are currently paid and not in default.

     14. Abandonment of Merger. Notwithstanding anything to the contrary or implied herein, this Plan may be abandoned without further liability and obligation prior to the filing of the Articles of Merger, even if subsequent to approval being given thereto by the shareholders of both Constituent Corporations, by the Board of Directors of either Constituent Corporation by resolution duly adopted and notice thereof received by the other Constituent Corporation, in the event or upon the contingency that: a material adverse change occurs in the business, properties, operations or financial condition of the other Constituent Corporation; any drastic or substantial change occurs in the economic or political condition generally of the State of Colorado or the United States which would affect the advisability of completing the merger herein contemplated; upon the discovery that any financial statements, or other information furnished by the other Constituent Corporation is highly inaccurate, misleading in material respect, or omits important relevant data or information; either of the Constituent Corporations becomes involved in any litigation not previously disclosed to the other, either pending or threatened, which would materially affect the financial condition or reputation of the Constituent Corporation so involved; any action or suit to enjoin or restrain or restrict the merger herein contemplated has been filed in any court or agency having jurisdiction in this matter.

     15. Expenses. In the event the merger herein contemplated is not completed, each Constituent Corporation shall bear their own expenses incurred in the negotiation and processing of this Plan. If the merger herein contemplated is completed and takes effect, the Surviving Corporation shall pay all expenses arising by reason of such merger or that remain owing and unpaid by either Constituent Corporation.

     16. Counterpart Agreements. This Plan of Merger may be executed in counterparts, each of which shall be deemed an original document, but together shall be deemed to constitute only one agreement.

     17. Notices. Notice or other transmittals to the Constituent Corporations shall be properly made or served if delivered by hand or by certified or registered mail at or to the addresses set forth below:

          If to IBI:          Cheryl Okizaki, President
                              Ichi-Bon Investment Corp.
                              3222 S. Vance, Suite 100
                              Lakewood, Colorado 80227

          With a copy to:     Andrew I. Telsey, Esq.
                              2851 S. Parker Rd.
                              Suite 720
                              Aurora, CO 80014

          If to Detour:       Mr. Edward T. Stein
                              Detour, Inc.
                              201 N. Service Road
                              Melville, N.Y. 11747

          With a copy to:     Mark Lindon, Esq.
                              Schifino & Lindon
                              1901 Ave. of the Stars, Suite 251
                              Los Angeles, CA 90067

     Executed this   6th   day of June, 1997.


                              ICHI-BON INVESTMENT CORPORATION


                              By:/s/ Cheryl Okizaki
                                 --------------------------------
                                 Cheryl Okizaki, President


                              DETOUR, INC.


                              By:/s/ James Turner
                                 --------------------------------
                                 James Turner, President

                           EXHIBIT "B"

                   ---------------------------

                   LIST OF DETOUR SHAREHOLDERS

                   ---------------------------

                           DETOUR, INC.

                      List of Shareholders


          Name of Shareholder                       No. of Shares
----------------------------------------            -------------

Luis Barajas                                              211,125

Joseph Berardino                                          167,000

Theordore Berk                                                 60

Deborah Burghard                                              500

Raymond Burghard                                              550

BWL Associates, Inc.                                          200

Cede & Co.                                                389,025

Christina Civello                                             300

JCM Capital Corp.                                          67,000

Ernest Lamonte                                                300

Lawrence S. Lisnoff                                           200

Robert W. Lisnoff                                             250

Ursula Lisnoff                                                200

Robert Lisnoff C/F Ryan Lisnoff USMA                          100

Keith Mazer                                                 1,000

Monetary Advancement International, Inc.                  400,000

Vincent Morreale                                               20

Novoya Overseas Ltd.                                       62,660

Darlene Perby                                               1,000

Philadep & Co.                                             27,920

Flavil Pollock                                                200

Layton Quick                                                  100

          Name of Shareholder                       No. of Shares
-----------------------------------------           -------------

Rani Raghawan                                                 725

Brian Saiya                                                    40

Gloria Saiya                                                   40

Anthony Shaffer                                               250

Edward T. Stein                                         7,788,790

Joseph Topalian                                                20

Lilit Topalian                                                 50

Marie-Ther Topalian                                            50

Jim Turner                                                211,125
                                                        ---------

TOTAL                                                   9,330,760

                           EXHIBIT "C"

                   ---------------------------

                    FORM OF INVESTMENT LETTER

                   ---------------------------

                         INVESTMENT LETTER


June ____, 1997

Ichi-Bon Investment Corporation
3222 S. Vance, Suite 100
Lakewood, Colorado 80227

Gentlemen and Madam:

The undersigned herewith deposits certificate(s) for shares of common stock of Detour, Inc., a California corporation, ("Detour"), as described below (endorsed, or having executed stock powers attached) in acceptance of and subject to the terms and conditions of that certain Agreement and Plan of Reorganization (the "Agreement"), between Ichi-Bon Investment Corporation ("IBI") and Detour, dated May 12, 1997, receipt of which is hereby acknowledged, in exchange for shares of Common Stock of IBI (the "Exchange Shares"). If any condition precedent to the Agreement is not satisfied within the relevant time parameters established in the Agreement (or any extension thereof), the certificate(s) are to be returned to the undersigned.

The undersigned hereby represents, warrants, covenants and agrees with you that, in connection with the undersigned's acceptance of the Exchange Shares and as of the date of this letter:

     1. The undersigned is aware that his, her or its acceptance of the Exchange Shares is irrevocable, absent an extension of the Expiration Date of any material change to any of the terms and conditions of the Agreement.

     2. The undersigned warrants full authority to deposit all shares referred to above and IBI will acquire a good and unencumbered title thereto.

     3. The undersigned has full power and authority to enter into this Agreement and that this Agreement constitutes a valid and legally binding obligation of the undersigned.

     4. By execution hereof, the undersigned hereby confirms that the Pharma common stock to be received in exchange for IBI common stock (the "Securities"), will be acquired for investment for the undersigned's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the undersigned has no present intention of selling, granting any participation in, or otherwise distributing the same. By execution hereof, the undersigned further represents the undersigned does not have any contract, undertaking, agreement or arrangement with any third party, with respect to any of the Securities.

     5. The undersigned understands that the Securities are being issued pursuant to available exemption thereto and have not been registered under the Securities Act of 1933, as amended (the "1933 Act"), or under any state securities laws. The undersigned understands that no registration statement has been filed with the United States Securities and Exchange Commission nor with any other regulatory authority and that, as a result, any benefit which might normally accrue to a holder such as the undersigned by an impartial review of such a registration statement by the Securities and Exchange Commission or other regulatory authority will not be forthcoming. The undersigned understands that he/she/it cannot sell the Securities unless such sale is registered under the 1933 Act and applicable state securities laws or exemptions from such registration become available. In this

Ichi-Bon Investment Corporation
June ____, 1997
Page 2

connection the undersigned understands that the Company has advised the Transfer Agent for the Common Shares that the Securities are "restricted securities" under the 1933 Act and that they may not be transferred by the undersigned to any person without the prior consent of the Company, which consent of the Company will require an opinion of counsel to the effect that, in the event the Securities are not registered under the 1933 Act, any transfer as may be proposed by the undersigned must be entitled to an exemption from the registration provisions of the 1933 Act. To this end, the undersigned acknowledges that a legend to the following effect will be placed upon the certificate representing the Securities and that the Transfer Agent has been advised of such facts:

          THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY BE OFFERED AND SOLD ONLY IF REGISTERED PURSUANT TO
          THE PROVISIONS OF THE ACT OR IF AN EXEMPTION FROM REGISTRATION THEREUNDER IS AVAILABLE, THE AVAIL-ABILITY OF WHICH MUST BE ESTABLISHED TO THE SATIS-FACTION OF THE COMPANY.

     The undersigned understands that the foregoing legend on his/her its certificate for the Common Shares limits their value, including their value as collateral.

     6. The undersigned represents that he/she/it is experienced in evaluation and investing in securities of companies in the development stage and acknowledges that he/she it is able to fend for itself, can bear the economic risk of this investment and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment in the Securities.

     In Witness Whereof, the undersigned has duly executed this Investment Letter as of the date indicated hereon.

Dated: June ____, 1997

Very truly yours,

____________________________
(signature)

____________________________
(print name in full)

____________________________
(street address)

____________________________
(city, state, zip)
____________________________
(social security number or
 employer identification no.)

                      DETOUR MAGAZINE, INC.
                   ---------------------------

                    EXHIBIT 16.0 TO FORM 8-K
                   ---------------------------

                     LETTER OF RESIGNATION

     OF REGISTRANT'S INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

                   ---------------------------

                      KISH, LEAKE & ASSOCIATES, P.C.

                       Certified Public Accountants


J.D. Kish, C.P.A., M.B.A.       7901 E. Belleview Ave., Suite 220
James D. Leake, C.P.A., M.T.            Englewood, Colorado 80111
____________________________             Telephone (303) 779-5006
Arleen R. Brogan, C.P.A.                 Facsimile (303) 779-5724





June 20, 1997



Securities and Exchange Commission
450 5th Street N.W.
Washington, D.C.  20549

We would like to inform you that we have read the disclosures provided by Detour Magazine, Inc., f/k/a Ichi-Bon Investment
Corporation in its filing of Form 8-K dated June 20, 1997 and that there are no disagreements regarding the statements made under Item 4 - Changes in Registrant's Certifying Accountant.



Sincerely,

Kish, Leake & Associates, P.C.

Kish, Leake & Associates, P.C.

                       DETOUR MAGAZINE, INC.
                   -----------------------------

                     EXHIBIT 27.0 TO FORM 8-K
                   -----------------------------

                     FINANCIAL DATA SCHEDULE

                   -----------------------------